Exhibit 10.5

AMENDMENT #5 TO

SERVICES AGREEMENT

BETWEEN TRX FULFILLMENT SERVICES, LLC.

AND

AMERICAN AIRLINES, INC.

This Amendment #5 (“Amendment”) is entered into as of the 28 day of September 2011 (“Amendment Effective Date”) between TRX Fulfillment Services, LLC (“TRX” or “Supplier”) and American Airlines, Inc. (“American”). TRX and American have previously entered into a Services Agreement dated as of December 23, 2002, as amended on February 1, 2006, June 27, 2008, June 29, 2011, and September 1, 2011 (the “Agreement”), which is incorporated herein by reference. The parties desire to amend and revise the Agreement solely as set forth in this Amendment. The terms defined within the Agreement and its Exhibits and Attachments shall also apply to this Amendment.

WITNESSETH

WHEREAS, TRX and American entered into the Agreement, pursuant to which TRX agreed to provide certain Services;

WHEREAS, TRX and American have agreed to amend the Agreement for the provision of new * services as specified herein;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein the parties hereto amend the Agreement as follows:

1. Attachment I to Exhibit A, Specifications. The following shall be added to the end of this section:

“Effective October 3, 2011, Supplier shall provide American with certain additional services related to the * as described below (“* Services”). As an additional service, the * Services shall be considered “New TRX Services” under the * contemplated under Amendment #4 between the parties.

*

2. Attachment II to Exhibit A, Pricing Schedule. The following shall be added to the end of this section:

*

3. The * Services shall be subject to the following Service Level: * of * will be answered within * during each calendar *. In the event that Supplier fails to deliver this Service Level during *, American’s sole remedy shall be to have the right to remove the * Services workload from TRX without penalty, so long as (1) American provides Supplier with written notice of such action within first * after being notified of the Service Level failure and (2) American fully transitions the * Services from TRX as soon as reasonably practicable, but no later than * from the date of the written notice. American and Supplier agree that the Service Level described herein shall not be applicable during the first * of * Services.

* CONFIDENTIAL TREATMENT REQUESTED

4. Attachment VI to Exhibit A, including any MAP Standards shall not be applicable for the * Services.

5. Except as expressly set forth in this Amendment, the terms and conditions of the Agreement shall continue in full force and effect. The Agreement and this Amendment reflect the entire agreement of the parties. This Amendment shall take precedence over any conflicting terms in the Agreement with respect to the subject matter herein.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties hereto have made and entered in this Amendment effective as of the date set forth above.

TRX Fulfillment Services, LLC		American Airlines, Inc.

Signed:	/s/ David D. Cathcart	Signed:	/s/ Kevin Doeksen
Name:	David D. Cathcart	Name:	Kevin Doeksen
Title:	CFO	Title:	Director, IM/Res Plng & Perf.
Date:	28 September 2011	Date:	9/28/11

* CONFIDENTIAL TREATMENT REQUESTED